Exhibit 99.1

United States Short Oil Fund, LP

Monthly Account Statement

For the Month Ended June 30, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(636,209)
Unrealized Gain (Loss) on Market Value of Futures	199,920
Dividend Income	47
Interest Income	203
ETF Transaction Fees	350
Total Income (Loss)	$(435,689)

Expenses
Professional Fees	$15,600
General Partner Management Fees	5,713
Brokerage Commissions	869
Prepaid Insurance Expense	165
Non-interested Directors' Fees and Expenses	148
NYMEX License Fee	143
Total Expenses	22,638
Expense Waiver	(14,379)
Net Expenses	$8,259
Net Income (Loss)	$(443,948)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 6/1/14	$12,618,111
Withdrawals (50,000 Shares)	(1,512,543)
Net Income (Loss)	(443,948)

Net Asset Value End of Month	$10,661,620
Net Asset Value Per Share (350,000 Shares)	$30.46

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that,

to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2014 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612